PLAN OF REORGANIZATION
                                       AND
                               AGREEMENT OF MERGER

                                  by and among

                   NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.,

                           ESI ACQUISITION CORPORATION

                                       and

                              EXPERT SYSTEMS, INC.





                          Dated: As of February , 1997

ARTICLE I
         THE MERGER AND RELATED MATTERS...........................................................................1
                  1.1      The Merger.............................................................................1
                  1.2      Effective Time.........................................................................2
                  1.3      Articles of Incorporation..............................................................2
                  1.4      Bylaws.................................................................................2
                  1.5      The Closing............................................................................2

ARTICLE II
         CONVERSION AND EXCHANGE OF MERGER CONSIDERATION..........................................................2
                  2.1      Conversion Ratio.......................................................................2
                  2.2      Shares Owned by ESI, Parent or Newco...................................................3
                  2.3      Fractional Shares......................................................................3
                  2.4      Exchange of Consideration..............................................................3
                  2.5      Merger Consideration; Escrow...........................................................4
                  2.6      Adjustment.............................................................................6

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF ESI....................................................................6
                  3.1      Corporate Organization and Good Standing...............................................6
                  3.2      Corporate Authority; Enforceability....................................................6
                  3.3      Capitalization.........................................................................6
                  3.4      Subsidiaries...........................................................................7
                  3.5      Financial Statements of ESI............................................................7
                                    (b)     No Undisclosed Liabilities............................................7
                                    (c)     Discharge of Liabilities..............................................7
                  3.6      No Material Adverse Change.............................................................8
                  3.7      Litigation, etc........................................................................8
                  3.8      Intellectual Property; Software........................................................8
                  3.9      Contracts.............................................................................12
                  3.10     Title.................................................................................12
                  3.11     Environmental Matters.................................................................12
                  3.12     Tax Returns and Audits................................................................13
                  3.13     Compensation..........................................................................13
                  3.14     Employee Benefit Plans................................................................13
                  3.15     Labor Relations.......................................................................14
                  3.16     Increases in Compensation or Benefits.................................................14
                  3.17     Insurance.............................................................................14
                  3.18     Compliance............................................................................15
                  3.19     Information Provided by ESI and Shareholders..........................................15

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF PARENT................................................................15
                  4.1      Corporate Organization, Good Standing.................................................15
                  4.2      Capitalization........................................................................15
                  4.3      Corporate Authority; Enforceability...................................................15
                  4.4      Subsidiaries..........................................................................15
                  4.5      SEC Reporting.........................................................................16
                  4.6      Financial Statements of Parent........................................................16
                  4.7      Shares and Options to be Issued.......................................................16
                  4.8      No Material Adverse Change............................................................17
                  4.9      Litigation, etc.......................................................................17
                  4.10     Permits, Patents, Trademarks, and Trade Secrets.......................................17
                  4.11     Title to Assets.......................................................................17
                  4.12     Tax Returns and Audits................................................................17
                  4.13     No Defaults; Insurance................................................................18
                  4.14     Information Provided by Parent........................................................18

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF NEWCO.................................................................18
                  5.1      Corporate Organization, Good Standing and Capitalization..............................18
                  5.2      Corporate Authority...................................................................18
                  5.3      Liabilities...........................................................................18

ARTICLE VI
         CONDUCT OF ESI PENDING THE EFFECTIVE TIME...............................................................18
                  6.1      Articles of Incorporation and Bylaws..................................................18
                  6.2      Capitalization, etc...................................................................19
                  6.3      Shareholders' Meeting.................................................................19
                  6.4      Conduct of Business...................................................................19

ARTICLE VII
         COVENANTS OF PARENT AND NEWCO PENDING THE EFFECTIVE TIME................................................19
                  7.1      Meeting of Newco Shareholder..........................................................19

ARTICLE VIII
         COVENANTS OF PARENT AND ESI PENDING THE EFFECTIVE TIME..................................................19
                  8.1      Announcement..........................................................................19
                  8.2      Access to Information.................................................................19
                  8.3      Confidentiality.......................................................................20
                  8.4      No Further Solicitation...............................................................20
                  8.5      Pooling of Interests; Tax-free Reorganization.........................................20

ARTICLE IX
         CONDITIONS TO OBLIGATIONS OF PARENT AND NEWCO...........................................................20
                  9.1      Representations and Warranties True...................................................20
                  9.2      Absence of Litigation.................................................................21
                  9.3      Requisite Approvals...................................................................21
                  9.4      Opinion of ESI's Counsel..............................................................21
                  9.5      Employment Agreements.................................................................22
                  9.6      Escrow Agreement......................................................................22
                  9.7      Investor Rights Agreement.............................................................22
                  9.8      Pooling of Interests..................................................................22
                  9.9      Exercise of Options...................................................................22

ARTICLE X
         CONDITIONS TO OBLIGATIONS OF ESI........................................................................22
                  10.1     Representations and Warranties True...................................................23
                  10.2     Absence of Litigation.................................................................23
                  10.3     Opinion of the Parent's Counsel.......................................................23
                  10.4     Employment Agreements.................................................................24
                  10.5     Escrow Agreement......................................................................24
                  10.6     Requisite Approval....................................................................24

ARTICLE XI
         TERMINATION.............................................................................................24
                  11.1     Circumstances of Termination..........................................................24
                  11.2     Effect of Termination.................................................................25

ARTICLE XII
         MERGER PRICE ADJUSTMENT.................................................................................25
                  12.1     Scope of Adjustment...................................................................25

ARTICLE XIII
         LIMITATION OF LIABILITY.................................................................................28
                  13.1     Limitation of Liability...............................................................28

ARTICLE XIV
         GENERAL PROVISIONS......................................................................................28
                  14.1     Further Assurances....................................................................28
                  14.2     Survival of Representations and Warranties............................................28
                  14.3     Notices...............................................................................28
                  14.4     Severability..........................................................................29
                  14.5     Dispute Resolution....................................................................29
                  14.6     Reliance on Advisors..................................................................30
                  14.7     Definition............................................................................31

                  14.8     Registration Statement on Form S-8....................................................31
                  14.9     Counterparts..........................................................................31
                  14.10    Waiver................................................................................31
                  14.11    Integration Clause;  No Oral Modification.............................................31
                  14.12    Captions..............................................................................31
                  14.13    Governing Law.........................................................................31
                  14.14    Interpretations.......................................................................31
                  14.15    Specific Performance..................................................................31
                  14.16    Schedules; Exhibits...................................................................32
                  14.17    Transaction Expenses..................................................................32
                  14.18    Successors and Assigns................................................................32

                           PLAN OF REORGANIZATION AND
                               AGREEMENT OF MERGER


         PLAN OF REORGANIZATION AND AGREEMENT OF MERGER (the "Agreement"), dated as of February __, 1997, by and among National Health Enhancement Systems, Inc., a Delaware corporation ("Parent"), ESI Acquisition Corporation, an Arizona corporation ("Newco") and Expert Systems, Inc., a Georgia corporation ("ESI"). Newco and ESI shall sometimes be referred to as the "Constituent Corporations".

         WHEREFORE, the Boards of Directors of Newco, ESI and Parent desire to adopt a plan of reorganization for a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code, as amended; deem the merger of ESI into Newco on the terms herein set forth to be desirable and in the best interests of their respective stockholders; and have approved the transactions contemplated by this Agreement;

         NOW, THEREFORE, in accordance with the applicable provisions of the General Corporation Law of the State of Arizona ("AGCL") and of the Georgia Business Corporation Code ("GBCC"), Newco, ESI and Parent agree that ESI shall be merged into Newco, Newco to be the surviving corporation, and that the plan, terms and conditions of such merger shall be as follows:


                                    ARTICLE I
                         THE MERGER AND RELATED MATTERS

         1.1 The Merger. At the Effective Time (as set forth in Section 1.2), ESI shall be merged into Newco (the "Merger"), the separate existence of ESI shall cease, and Newco shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Arizona under the name of Expert Systems, Inc.; Newco shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other causes in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in Newco without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of such merger or consolidation; and Newco shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against a Constituent Corporation may be prosecuted as if such merger or consolidation had not taken place, or Newco may be substituted in its place; and neither the rights of creditors nor any liens upon the property of any Constituent Corporation shall be impaired by the Merger.

         1.2 Effective Time. After adoption and approval of this Agreement by the shareholders of ESI and Newco, respectively, in accordance with the requirements of applicable law, and upon satisfaction of each of the conditions set forth in Articles IX and X (unless waived in accordance with this Agreement) and in the absence of any facts that would give any party hereto a right to terminate this Agreement (which right has not been waived), and on or before the Closing Date, appropriate articles or certificates of merger in compliance with the AGCL shall be submitted for filing with the Arizona Corporation Commission ("ACC") and in compliance with the GBCC shall be submitted for filing with the Georgia Secretary of State ("GSS"). The merger shall become effective on the filing with the ACC and GSS of articles and/or certificates of merger in the form and manner required by the AGCL and the GBCC, as the case may be (the "Articles of Merger"). The date of the last of such filings shall be called the "Effective Time". The information required by Section 10-1105 of Arizona Revised Statutes and by Section 14-2-1105.1 of the GBCC shall be published, and any required affidavit of publication shall be filed, in the manner and within the time period provided by the AGCL and the GBCC, as the case may be.

         1.3 Articles of Incorporation. The Articles of Incorporation of Newco will be amended, effective at the Effective Time, by amending Article I thereof to read in its entirety as follows: "The name of the corporation is Expert Systems, Inc." At the Effective Time, the Articles of Incorporation of Newco, as hereby amended, but otherwise as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the surviving corporation.

         1.4 Bylaws. The Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

         1.5 The Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Osborn Maledon, 2929 N. Central Avenue, Suite 2100, Phoenix, Arizona 85012, at 10:00 a.m., local time, on the later of February 11, 1997 or (ii) at such other time and place and on such other date as ESI, Parent and Newco shall agree (the "Closing Date").

                                   ARTICLE II
                 CONVERSION AND EXCHANGE OF MERGER CONSIDERATION

         2.1 Conversion Ratio. The manner of converting or exchanging the shares of each of the Constituent Corporations shall be as follows:

                  (a) The Merger shall effect no change in any of the shares of Newco stock and none of its shares shall be converted as a result of the Merger.

                  (b) The total common stock of ESI ("ESI Common Stock") issued and outstanding at the Effective Time (except shares of ESI Common Stock issued and held in the treasury of ESI), consisting of 4,878,920 shares, shall by virtue of the Merger and at the Effective Time be converted into and become, in the aggregate and without action on the part of the holder thereof, Four Hundred Sixty-Five Thousand Two Hundred Ninety-Nine (465,299) shares of fully paid and nonassessable common stock, $.001 par value, newly issued by Parent (the "Merger Shares"). The total options to purchase Six Hundred Twenty-Six Thousand (626,000) shares of ESI Common Stock ("ESI Options") issued and outstanding at the Effective Time, shall be converted into, in the aggregate, the right to purchase Fifty-Nine Thousand Seven Hundred One (59,701) shares of the common stock of Parent ("Option Shares"), under the terms and conditions set forth in the ESI Options and herein. The Merger Shares and Option Shares shall be referred to collectively as the "Merger Consideration". The number of shares of ESI Common Stock outstanding as of the Effective Time may hereafter increase upon the exercise of outstanding ESI Options. In such event the Merger Shares shall be appropriately increased and the Option Shares appropriately reduced.

         Schedule 2.1(b) contains a list of the number of shares of ESI Common Stock owned of record by each shareholder (the "Shareholders"), the options to purchase ESI Common Stock owned by each holder thereof (the "Option Holders"), and the Merger Shares and Option Shares such securities shall be converted into, at the Effective Time.

         2.2 Shares Owned by ESI, Parent or Newco. Each share of ESI Common Stock issued and held in the treasury of ESI or beneficially owned by Parent or Newco at the Effective Time shall be automatically canceled and retired, and no shares of stock or other securities of Parent or Newco shall be issuable with respect thereto.

         2.3 Fractional Shares. No fractional shares of Merger Shares or Option Shares convertible into the common stock of Parent ("Parent Common Stock") shall be issued to any Shareholder or Option Holder hereunder, and any fractional share to which any Shareholder or Option Holder would otherwise be entitled shall be rounded off to the nearest whole share, as set forth in Schedule 2.1(b).

         2.4 Exchange of Consideration.

                  (a) Merger Shares. At and after the Effective Time, each holder of ESI Common Stock, upon presentation and surrender of a certificate or certificates therefor to Newco, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of Merger Shares to which such Shareholder is entitled as provided in Section 2.1(b), subject to Sections 2.5, 2.6 and Article XII. Until so presented and surrendered in exchange for a certificate representing Merger Shares, each certificate which represented issued and outstanding shares of ESI Common Stock at the Effective Time shall be deemed for all purposes to evidence ownership of the number of shares of Merger Shares into which such shares of ESI Common

Stock have been converted pursuant to the Merger. Until surrender of such certificates in exchange for certificates representing Merger Shares, the holder thereof shall not be entitled to vote at any meeting of Parent stockholders or to receive any dividend or other distribution payable to holders of shares of Merger Shares; provided, however, that upon surrender of such certificates representing ESI Common Stock in exchange for certificates representing Merger Shares, there shall be paid to the record holder of the certificate representing Merger Shares issued upon such surrender the amount of dividends or other distributions (without interest) which theretofore became payable with respect to the number of shares of Merger Shares represented by the certificate issued upon such surrender.

                  (b) Option Shares. At and after the Effective Time, each Option Holder, upon presentation and exercise of an ESI Option in accordance with its terms, shall be entitled to receive and purchase such number of shares of Parent Common Stock to which such Option Holder is entitled as provided in
Section 2.1(b), subject to Sections 2.5, 2.6 and Article XII.

         2.5 Merger Consideration; Escrow.

                  (a) Merger Shares. The Merger Shares shall be issued and delivered at the Closing, subject to the following conditions:

                           (i) Four Hundred Eighteen  Thousand Seven Hundred and
                  Seventy (418,770) Merger Shares shall be issued and delivered to the Shareholders, pro rata in accordance with Schedule 2.1(b), free of any restrictions other than as set forth in that certain Investor Rights Agreement (the "Investor Rights Agreement"), a counterpart of which executed by each Shareholder will be delivered to Parent at or prior to Closing.

                           (ii) The  remaining  Forty-Six  Thousand Five Hundred
                  and Twenty Nine (46,529) Merger Shares (the "Escrowed Merger Shares") shall be issued and delivered on behalf of the Shareholders, pro rata in accordance with Schedule 2.1(b), to the Escrow Holder identified as such in the form of Escrow Agreement attached hereto as Exhibit 2.5 (the "Escrow Agreement"), to be held in escrow (the "Escrow") for a period of one year, pursuant to the Escrow Agreement, and also shall be subject to the terms of the Investor Rights Agreement, and to the following additional terms:

                                    (A)  During  the  term of the  Escrow,  each
                           Shareholder shall have the right to vote his or her Escrowed Merger Shares, and to receive any dividends or distributions made in respect thereof, provided that any stock dividends or shares in respect of stock splits shall continue to be held in Escrow subject to the conditions applicable to the Escrowed Merger Shares related thereto.

                                    (B) All of the Escrowed Merger Consideration
                           shall be eligible for delivery to the Shareholders, respectively, with respect to the Parent on the first anniversary of this Agreement, and shall be delivered promptly thereafter by the Escrow Agent.

                                    (c) In the event that Parent  shall  propose
                           to enter into any agreement or plan under which its common stock will be, in whole or in part, exchanged for or converted into securities issued by an unrelated corporation, Parent shall give notice thereof to the Shareholders, and the Shareholders may, if they so elect within ten days after such notice, direct that the Escrow be terminated and that all of the Escrowed Merger Consideration be immediately released from Escrow and delivered to them.

                                    (D) The Escrowed Merger  Consideration shall
                           be immediately released from Escrow and delivered to the Shareholders, upon the occurrence of any of the following events:

                                            (1)  The  making  by  Parent  of any
                                    general assignment or general arrangement for the benefit of creditors.

                                            (2) The filing by or against  Parent
                                    of a  petition  to have  Parent  adjudged  a
                                    bankrupt or a petition for reorganization or
                                    arrangement   under  any  law   relating  to
                                    bankruptcy   (unless,   in  the  case  of  a
                                    petition filed against Parent, the same is dismissed within ninety days).

                                            (3) The  appointment of a trustee or
                                    receiver to take possession of substantially all of Parent's assets if possession is not restored to Parent within thirty days, or the attachment, execution, or other judicial seizure of substantially all of Parent's assets if the seizure is not discharged within thirty days.

                                    (E) The  right to  receive  Escrowed  Merger
                           Shares or any interest therein shall not be transferable or assignable by the Shareholders otherwise than by will, by trust (the beneficiaries of which are one or more of a Shareholder's spouse or lineal descendants) or the laws of descent and distribution; however, a Shareholder shall have the right to name a spouse as a beneficiary of the right to Escrowed Merger Shares under this Agreement.

                  (b) ESI Options/Option Shares. At and after the Effective Time the holders of the ESI Options shall be entitled to purchase from the Parent (which assumes the obligations under the ESI Options) such number of shares of Parent Common Stock, determined as provided in Section 2.1(b), for each shares of ESI Common Stock the holder otherwise was entitled to purchase pursuant to the terms and conditions of the applicable ESI Option, subject to Section 2.6 and Article XII.

         2.6 Adjustment.

                  (a) Change in Capital. The number of Merger Shares and Option Shares to be issued and delivered hereunder shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or like change that may occur between the date of this Agreement and the date on which any or all of such Merger Shares and Option Shares, as the case may be, are delivered to the Shareholders and the Option Holders pursuant to this Agreement.

                  (b)   Adjustment   to   Merger   Consideration.   The   Merger
Consideration  is to be adjusted pro rata in accordance  with the  provisions of
Article XII hereof.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF ESI

         ESI represents and warrants to Parent and Newco as follows:

         3.1 Corporate Organization and Good Standing. ESI is a corporation duly organized, existing and in good standing under the laws of the State of Georgia, with the corporate power to own its properties and to carry on its business as now being conducted. ESI is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification and the failure to so qualify would materially and adversely affect ESS's business. Complete and correct copies of ESI's Articles of Incorporation and Bylaws, as amended to the date hereof, have been delivered to Parent.

         3.2 Corporate Authority; Enforceability. Execution, delivery and performance of this Agreement has been approved by the Board of Directors of ESI and each Shareholder. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of ESI or any agreement or instrument to which ESI is a party or by which it is bound, including without limitation, any of the Material Contracts (defined below) except as set forth in Schedule 3.2. This Agreement constitutes the legal, valid and binding obligation of ESI enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and moratorium laws and other similar laws of general application relating to the enforcement of creditors' rights.

         3.3 Capitalization. ESI's authorized capital stock consists solely of 10,000,000 shares of ESI Common Stock, no par value, of which 4,878,920 shares are issued and outstanding, fully paid and nonassessable; and options to purchase 626,000 ESI Common Stock are outstanding. As of the date of this Agreement and immediately prior to the Effective Time, there are no other options, warrants or any other rights outstanding to purchase shares of ESI Common Stock from ESI or from any Shareholder other than as set forth on
Schedule 3.3. The Shareholders are the sole owners of record of issued and outstanding ESI Common Stock, and all such issued and outstanding shares are duly and validly issued and, to the knowledge of ESI Management (defined below), are held by the Shareholders free and clear of any and all liens, claims or encumbrances.

         3.4 Subsidiaries. ESI has no subsidiaries and does not have any ownership interests in any other Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, any other legal entity, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof). ESI has not been a subsidiary or division of another Person within the five (5) years prior to the date of this Agreement.

         3.5 Financial Statements of ESI.

                  (a) Accuracy and Fairness. True and complete copies of the following financial statements of ESI have been delivered by ESI to Parent: (i) the unaudited balance sheet as of June 30, 1994 and the related statements of income for the year then ended; (ii) the unaudited balance sheet as of June 30, 1995 and the related statements of income for the year then ended; (iii) the unaudited balance sheet as of June 30, 1996, and the related statements of income for the year then ended; and (iv) the unaudited balance sheet as of December 31, 1996, and the related statements of income for the six-month period then ended. Except as set forth in Schedule 3.5(a), those financial statements (including in all cases the notes thereto, if any) (a) are in accordance with the books and records of ESI; (b) are prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), subject to changes resulting from year-end adjustments; (c) present fairly in all material respects the financial position of ESI at the dates, and the results of its operations for the periods, indicated in those statements; (d) include only accounts receivable that are stated at their net realizable value and all appropriate reserves or allowances for doubtful accounts have been reflected; (e) include only inventory items that are stated at cost and do not reflect any obsolete items that have not been properly reserved for; and (f) include all appropriate reserves and allowances. There have been no accounting management letters, audit response letters directed to or concerning ESI since January 1, 1994, and, to the knowledge of the ESI Management, there have been no irregularities involving management or employees that would adversely impact that internal control structure of ESI or ESI's financial statements.

                  (b) No Undisclosed Liabilities. Except for those liabilities or obligations which are not in the aggregate material to the operating results or financial condition of ESI, ESI does not have any liabilities or obligations of any nature, secured or unsecured (absolute, accrued or unaccrued, liquidated or unliquidated, executory, contingent or otherwise and whether due or to become due), of a nature required to be reflected in a balance sheet prepared consistently with past practices, or disclosed in the notes thereto, which were not adequately and completely disclosed or reserved for in the financial statements listed on Schedule 3.5(b), disclosed in the notes thereto in accordance with generally accepted accounting principles, incurred in the ordinary course of business since December 31, 1996 or disclosed in Schedule 3.5(a) or Schedule 3.5(b).

                  (c) Discharge of Liabilities. Since December 31, 1996, ESI has not (i) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than payment, discharge, or satisfaction in the ordinary course of business and consistent with past practice, or (ii) terminated, amended or suffered the termination or amendment of, or failed to perform all of its obligations under, any of the Material Contracts to which it is a party or by which it is bound which failure to perform would permit the other party to terminate the Material Contract, or exercise any material right or remedy thereunder.

         3.6 No Material Adverse Change. There has been no material adverse change in the business, properties, net worth or financial condition of ESI since December 31, 1996.

         3.7 Litigation, etc. Except as disclosed on Schedule 3.7, there is no litigation, proceeding or investigation pending or, to the knowledge of the ESI Management, threatened against ESI or any Shareholder which if successful might result in a material adverse change in the business, properties or financial condition of ESI or which questions the validity or legality of this Agreement or of any action taken or to be taken by ESI or any Shareholder in connection with this Agreement.

         3.8 Intellectual Property; Software.

                  (a) Schedule 3.8(a)(i) contains a complete and accurate list and description of all computer programs owned by ESI (including without limitation source code, object code and documentation) including computer programs in development (the "Software"). Schedule 3.8(a)(ii) contains a complete and accurate list of all computer programs other than the Software, which ESI sells, licenses or otherwise distributes, all of which are produced solely by third parties and sold or licensed to ESI ("Third Party Software").
Schedule 3.8(a)(iii) contains a complete and accurate list of all computer programs, other than the Software and Third Party Software which ESI uses in the conduct of its business ("In House Software"). Except as set forth in Schedule 3.8(a)(i), ESI is the exclusive owner of all rights to the Software (including, the exclusive right to make, copy, sell, exploit, modify, and provide to others the use of the Software and all derivative works thereof) free and clear of any Encumbrances (defined below), subject to the licenses to use the Software granted to distributors and end users. ESI is in actual and sole possession of the complete source code of the Software and all related documentation except for any source code and related documentation that are in possession of an escrow agent pursuant to an agreement listed in Schedule 3.8(a)(i), and has not disclosed such source code or related documentation to any third party, except for disclosure to employees and agents of ESI pursuant to agreements sufficient to protect ESI's Intellectual Property (defined below) rights therein. Each Person who authored or participated in the development of the Software or any portion thereof ("Software Authors") made his or her contribution to the Software within the scope of employment with ESI, as a "work made for hire" and was directed by ESI to work on the Software or as an independent contractor pursuant to a written agreement in which all work product and the Intellectual Property rights therein, including copyrights first conceived, were exclusively conveyed to ESI (and its successors and assigns). "Intellectual Property" means (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, utility models, design patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations- in-part, revisions, extensions, and reexaminations thereof, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with translations, adaptations, derivations, and combinations thereof and including goodwill associated therewith, and applications, registrations, and renewals in connection therewith, including the Trademarks, (c) copyrightable works, copyrights, and applications, registrations, and renewals in connection therewith, including the Copyrights,
(d) mask works and applications, registrations, and renewals in connection therewith, (e) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), including the Know-How and the Trade Secrets, (f) computer software (including data and related documentation),
(g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium). "Encumbrances" means any title defects, objections, liens, mortgages, security interests, pledges, charges and encumbrances, adverse claims, equities, or any other rights of others or other adverse interests of any kind including without limitation, licenses, escrow arrangements, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements except
(i) liens for taxes not yet due and payable and (ii) liens that are not delinquent and are incidental to the conduct of business and ownership of property and which do not in the aggregate materially detract from the value of the asset or materially impair its use (excluding liens to secure any indebtedness).

                  (b)      Except as set forth in Schedule 3.8(b):

                           (1) There are no material defects in the Software, and there are no material errors in any related documentation, which defects or errors would in any material respect affect the Buyer's or any licensee's use of the Software or the functioning of the
                           Software in accordance with the specifications for the Software published by ESI (excluding any "bugs" arising or discovered in the normal course of business which as a whole are not material to the overall function of the Software or do not require any material changes to the Software in order to correct the bug); the

                           Software has substantially all the features (including all of the material features) described in the related user manual or advertisements and materials made available to ESI's customers and the Software does not contain any "back door," "time bomb," "Trojan horse," "drop dead device" (as these terms are commonly used in the computer software industry), or other software routines designed to permit unauthorized access, to disable or erase software or data or to perform any other similar type of functions and, to the knowledge of the ESI Management, after running a worm and virus check using the procedures described in Schedule 3.8(b)(1) at a date not earlier than Monday, February 17, 1997, the Software does not contain any worm or virus;

                           (2) The programming design and performance capabilities of the Software does not ensure year 2000 compatibility include, but are not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values which reflect the correct century. ESI reasonably estimates that it will take three-man months' of work to ensure that ESI's Windows NT platform is year 2000 compatible.

                           (3) Except with respect to licenses granted to end-user ("End-User Licenses") and the rights of distributors and others listed in Schedule 3.8(e) pursuant to the agreements listed therein, no Person other than ESI has any interest of any kind or nature in or with respect to the Software, including without limitation the right to use, make, copy, sell, exploit, modify and provide to others the use of, the Software and all derivative works thereof, and no funds or facilities of any Person (other than ESI), including any university or college, were used in the development of the Software, and the Software was not developed pursuant to a contract with any Person (except for Software Authors hired by ESI in accordance with Section 3.8(a) above), and there is no basis or agreement that would preclude Newco or Parent from making any change to the Software or combining it with other software in any lawful manner; provided, however, that ESI has sold, under one-time licenses to the following four companies, source code for the Software that is substantially less functional than the source code used for the current version of the Software: Cognotronics Corporation, Comverse Technology, Microlog Corporation and NTT American;

                           (4) The Management of ESI has no knowledge that any third party is violating or has violated any of ESI's proprietary rights in the Software; no third party has any right to compensation from ESI (or its successors and assigns) by reason of, the use, exploitation, or sale of the Software; there are no restrictions on the ability of ESI (or its successors or assigns) to use, sell or otherwise exploit the Software, and such use, sale or exploitation does not obligate ESI (or any successor or assign of ESI) to pay any royalty, fee, or other compensation to any Person; and ESI has not received any notice and, to the knowledge of the ESI Management, has not received any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph.

                  (c) Software Problems. ESI has provided access to Newco and the Parent to all records of ESI with respect to Software fixes (including fixes currently in progress), problem lists, maintenance of the Software, and customer complaints. All material warranty claims within the last three (3) years (including any pending claims) relating to the Software are described in
Schedule 3.8(c).

                  (d) Schedule 3.8(d) contains a complete list of any restrictions on ESI's right to use, incorporate or distribute the Third Party Software. ESI is not in violation of any license, sublicense or agreement with respect to any Third Party Software.

                  (e) Schedule 3.8(e) contains a complete list of all existing distribution or sales representative agreements ("Distribution Agreements") in which ESI authorizes any other Person to use, sell, distribute, or license any of the Software or other Intellectual Property of ESI, including without limitation any agreements that permit software sale, distribution or license to end-users ("End Users") in the ordinary course of business. Schedule 3.8(e) also contains a complete list of the key terms of any commitments to enter into or advanced negotiations to enter into any distribution or sales representative agreements.

                  (f) Except as set forth in Schedule 3.8(f), ESI has good, sole and marketable title to all Intellectual Property rights embodied in or used to design the Software, free and clear of any Encumbrances subject to licenses granted pursuant to Distribution Agreement and End- User Licenses, and the Management of ESI is not aware of any claims that such Intellectual Property rights are being challenged in any way.

                  (g) Except as set forth in Schedule 3.8(g):

                           (1) ESI has no patents or inventions, domestic or foreign, or pending applications for patents on inventions, and no copyrights, registrations or pending applications for registration of copyrights;

                           (2) no Person has any right of renewal, reversion, or termination with respect to any copyrights owned by ESI or any rights under such copyrights;

                           (3) ESI has no common law or registered trademarks, trade names, service marks or pending applications to register trademarks, trade names, or service marks, related to the Software or any other products or services sold or licensed by it or which it otherwise uses in the conduct of its business;

                           (4) ESI does not own any patents or applications for patents that relate to or affect the Software, any other products sold or licensed to End-Users by it or any Intellectual Property rights owned by it; and

                           (5) there are, and have been, no options, licenses or agreements of any kind relating to any of the Intellectual Property owned by ESI or to the use, manufacture, sale or other exploitation of products or services based on or embodied in such Intellectual Property except pursuant to End-User Licenses and Distribution Agreements.

                  (h) ESI has taken commercially reasonably security measures to protect the secrecy, confidentiality, and value of the portions of Intellectual Property owned by ESI which constitute trade secrets (the "Trade Secrets"), and any other persons who have knowledge of or access to information relating to such Trade Secrets have been put on notice and, have entered into agreements that the Trade Secrets are proprietary to ESI and are not to be divulged (except as authorized by ESI) or misused. The Trade Secrets are not part of the public domain, and, to the knowledge of the Management of ESI, have not been used, divulged, or appropriated for the benefit of any Persons other than ESI (except with ESI's consent) as described in Schedule 3.8(h) delivered hereunder.

                  (i) ESI has not infringed or misappropriated, and is not infringing or misappropriating any Intellectual Property of another Person and there is no claim pending, or to the knowledge of the Management of ESI, threatened, against ESI with respect to any alleged infringement or misappropriation of any Intellectual Property owned by another Person. The Management of ESI has no knowledge that any Person is infringing or misappropriating any Intellectual Property of ESI.

         3.9 Contracts. Attached hereto as Schedule 3.9 is a list of each material contract, lease, agreement, covenant, condition, restriction or obligation to any third party of ESI (as qualified below, "Material Contracts"). ESI is not in breach of any term of any Material Contract which would give the other party thereto the right to terminate the Material Contract or exercise any right or remedy thereunder. ESI has fully disclosed to Parent, the terms of any Material Contract. "Material" for purposes of this Section means (a) a contract that accounts for at least five percent (5%) of ESI's annual revenues or operating expenses, (b) a contract with the top 25 customers of ESI, as determined by unit volume during the 24 months immediately preceding the Effective Time, (c) a contract concerning the capital stock of ESI (including without limitation any repurchase of such stock), or (d) any other contract that if terminated would materially adversely affect the business of ESI.

         3.10 Title. ESI owns no real property. Except for leased equipment described in Schedule 3.10, ESI has good and marketable title to all property included in the balance sheet of ESI as of December 31, 1996, other than property disposed of in the ordinary course of business after said date. Except as set forth on Schedule 3.10 attached hereto, the properties of ESI are not subject to any Encumbrance, except minor encumbrances which do not materially interfere with the use of the property in the conduct of the business of ESI.

         3.11 Environmental Matters. The term "Hazardous Substances" shall mean without limitation any hazardous substance as that term is defined in 42 U.S.C. ss.9601 or hazardous waste as that term is defined in 42 U.S.C. ss.6903 or any regulated substance as that term is defined in 42 U.S.C. ss.6991, as any of such term is defined under Arizona law, or economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants. The business operations of ESI and its assets have been, and are being, used and operated by ESI in substantial compliance with all applicable local, state and federal laws, ordinances, rules, regulations, permits, licenses, authorizations, agreements, injunctions, decrees and orders relating to air, ground and water pollution or regulation, soil monitoring, occupational health or safety, or the storage, treatment, disposal, release, discharge or emission of any Hazardous Substances. To the knowledge of the Management of ESI, no Hazardous Substances have been disposed of on any property that is or has been owned or occupied by ESI at any time, and no Hazardous Substances have been transported by or on behalf of ESI or in connection with its business operations, for disposal in violation of applicable laws. ESI and/or its business activities or assets are not, directly or indirectly, subject to any obligations, liabilities (contingent or otherwise), claims, judgments, orders, settlements, resolutions of disputes, writs, injunctions or decrees relating to the treatment, storage, disposal, release, discharge or emission of any Hazardous Substances, including the occupational exposure of ESI's employees or agents thereto. There are no threatened or pending litigation, proceedings, investigations, citations, or notices of violation resulting from the business activities of ESI, or arising from its use or occupancy of property, relating to the treatment, storage, disposal, release, discharge or emission of any Hazardous Substances. There are not now, nor to the knowledge of the Management of ESI has there ever been facts or circumstances which may give rise to any litigation, claims, proceedings, investigations, citations, or notices of violations resulting from the business activities of ESI, or from or relating to properties owned or occupied by ESI, directly or indirectly, relating to the treatment, storage, disposal, release, discharge or emission of any Hazardous Substances.

         3.12 Tax Returns and Audits. All required tax returns and extensions of ESI have been prepared with reasonable accuracy and duly and timely filed, and all taxes required to be paid with respect to the periods or transactions covered by such returns have been duly and timely paid in all material respects. ESI is not delinquent in the payment of any tax, assessment or governmental charge, has not had any tax deficiency proposed or assessed against it, and has not executed any waiver still in effect of any statute of limitations on the assessment or collection of any tax. Except as indicated on Schedule 3.12, none of the federal or state income tax returns or state franchise tax returns of ESI has ever been audited by governmental authorities. No examination of any tax return of ESI is currently in progress.

         3.13 Compensation. Set forth in Schedule 3.13 is a list of all agreements between ESI and their respective employees or other Persons providing periodic services for compensation for ESI, whether individually or collectively. The consummation of the transactions contemplated by this Agreement will not result in any liability for severance pay to any such employee or other such Person. ESI has not informed any such employee or such other Person that such Person will receive any increase in compensation or benefits or any ownership interest in ESI, Parent or Newco other than as provided in this Agreement. All current employees of ESI are "at will" employees, and may be terminated by ESI at any time without any liability (other than statutory liability, if any) in connection with the terms of the agreements listed on Schedule 3.13.

         3.14 Employee Benefit Plans.

                  (a) Other than as set forth in Schedule 3.14, ESI does not maintain or sponsor, or is required to make contributions to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan which affects the employees of ESI. Schedule 3.14 fully discloses all of the plans, funds, policies, programs, arrangements or understandings sponsored or maintained by ESI pursuant to which any employee of ESI (or any dependent or beneficiary of any such employee) might be or become entitled to (1) retirement benefits; (2) severance or separation from service benefits; (3) incentive, performance, stock, share appreciation or bonus awards or commissions; (4) health care benefits; (5) disability income or wage continuation benefits; (6) supplemental unemployment benefits; (7) life insurance, death or survivor's benefits; (8) accrued sick pay or vacation pay; (9) any type of benefit offered under any arrangement subject to characterization as an "employee welfare benefit plan" within the meaning of section 3(3) of ERISA; or (10) benefits of any other type offered through any arrangement that could be characterized as providing for additional compensation or fringe benefits. As to any such plan, fund, policy, program, arrangement or understanding, all of the following are materially true: (A) all amounts due as contributions, insurance premiums and benefits to the date hereof have been fully paid by ESI; (B) all applicable material requirements of law have been observed with respect to the operation thereof, and all applicable reporting and disclosure requirements have been timely satisfied; and (C) no claim or demand has been made by any employee (or beneficiary or dependent of any employee) for benefits (other than routine claims for benefits), or by any taxing authority for taxes or penalties which has not been satisfied in full or which may be or become subject to litigation or arbitration.

                  (b) ESI does not have any obligation to provide health or other welfare benefits to any of their former, retired or terminated employees, except as specifically required under Section 4980B of the Code (COBRA). ESI has substantially complied with any applicable notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

         3.15 Labor Relations. There have been no material violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions, or the terms and conditions of employment, wages (including overtime compensation) and hours of, ESI. ESI is not engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or threatened against ESI before any other Person.

         3.16  Increases in  Compensation  or  Benefits.  Except as set forth in
Schedule 3.16, subsequent to December 31, 1996, there have been no increases in the compensation payable or to become payable to any of the employees of ESI, nor has ESI paid or granted any awards, bonuses, stock options, loans, profit-sharing, pension, retirement or welfare plans or similar or other payments or arrangements for or on behalf of such employees in each case other than (a) pursuant to currently existing plans or arrangements set forth in
Schedule 3.16, or (b) as was required from time to time by governmental legislation affecting wages. The vacation policies of ESI are set forth in
Schedule 3.16. No employee of ESI is entitled to vacation time in excess of three weeks during the current calendar year and no such employee has any accrued vacation time with respect to any period prior to the current calendar year except as set forth in Schedule 3.16.

         3.17  Insurance.  ESI  maintain  insurance  policies as  summarized  in
Schedule 3.17. Such policies maintained by ESI are in full force and effect and all installments of premiums due thereon have been paid in full. ESI has not breached any term of such policies which would give the carrier the right to terminate the policy or to raise the premiums under such policies. There are no notices of any pending or threatened termination or premium increases with respect to any of such policies. There has been no casualty loss or occurrence to ESI and ESI is not aware of any casualty occurrence which may give rise to any claim of any kind not covered by insurance. No third party has filed any claim against ESI for personal injury or property damage of a kind for which liability insurance is generally available which is not fully insured, subject only to the standard deductible.

         3.18 Compliance. ESI and its business are not in material violation of any applicable laws, rules and regulations of any governmental body, and ESI possesses and materially complies with all necessary permits and authorizations for operation of the business of ESI.

         3.19 Information Provided by ESI and Shareholders. The information provided and to be provided by ESI to Parent as specified in this Agreement, including without limitation the Schedules and Exhibits, does not and will not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not false or misleading.
                                       15
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                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to ESI as follows:

         4.1 Corporate Organization, Good Standing. Parent is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with the corporate power to own its properties and to carry on its business as now being conducted. Parent is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification and the failure to so qualify would materially and adversely affect Parent's business. Complete and correct copies of Parent's Certificate of Incorporation and Bylaws, as amended to the date hereof, have been delivered to ESI.

         4.2 Capitalization. Parent's authorized capital stock consists of (b) 10,000,000 shares of common stock, $.001 par value, of which 5,352,673 shares were issued and 4,983,917 shares were outstanding on January 10, 1997, (b) 2,000,000 shares of preferred stock, of which no shares were issued and outstanding on January 10, 1997, and (c) 1,525,541 issued and outstanding options and warrants for common stock.

         4.3 Corporate Authority; Enforceability. Execution, delivery and performance of this Agreement has been approved by the Board of Directors of Parent. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Parent or any agreement or instrument to which Parent is a party or by which it is bound. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and moratorium laws and other similar laws of general application relating to the enforcement of creditors' rights.

         4.4 Subsidiaries. Parent has no material subsidiaries (which terms shall include any direct or indirect ownership interest in any other Person, other than First Strategic Group, Inc., NHE Systems, Inc., Health Enhancement International, Inc. and Newco.

         4.5 SEC Reporting. Parent has filed all reports, registration statements, proxy statements, and other materials required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the federal securities laws and rules and regulations thereunder (the "Federal Securities Laws"). Parent has recently filed amended 10-QSBs for the quarters ending April 30, 1995, July 31, 1995, and October 31, 1995, and an amended 10-KSB for the fiscal year ended January 31, 1995, in order to reflect certain restated financial information as described therein. Subject to the foregoing, such reports, registration statements, proxy statements, and other materials were prepared in all material respects in accordance with the requirements of the Federal Securities Laws, and none of such materials contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For so long as Parent has any class of securities registered pursuant to the Federal Securities Laws, Parent shall timely file with the Commission all periodic reports, proxy statements, registration statements and other materials required to be so filed pursuant to the Federal Securities Laws. Parent has provided ESI with copies of such filings specifically identified in Sections 4.5 and 4.6. ESI has had the opportunity to review all of such Parent's filings with the Commission.

         4.6 Financial Statements of Parent. True and complete copies of the following financial statements of Parent have been delivered by Parent to ESI:
Annual Financial Statements for the fiscal years ended January 31, 1996 and 1995 (Form 10KSB and Form 10KSB/A, respectively, and Annual Reports and Proxy Statements for the same years); and Quarterly Financial Statements for fiscal years 1996 and 1995 (Form 10QSB/A). Those financial statements (including the notes thereto): (a) are in accordance with the books and records of Parent, (b) are prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from year end adjustments, and (c) present fairly in all material respects the financial position of Parent at the dates, and the results of its operations and cash flows for the periods, indicated in those statements. As of the date of the most recent balance sheet listed above, Parent did not have any material debts, liabilities or obligations, whether absolute, accrued, contingent or otherwise, which are not fully reflected in such balance sheet, nor has Parent suffered any material adverse change in its business, assets, financial condition or prospects.

         4.7 Shares and Options to be Issued. The Merger Shares, when issued and sold in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of any lien, claim or encumbrance created or suffered by Parent or Newco, excepting only restrictions on transfer described in this Agreement, in the Investor Rights Agreement and in the Escrow Agreement. Parent shall, at the time of Closing, have paid any issuance, transfer or stamp tax connected with the sale of the Merger Shares and will pay any such tax which may be assessed or levied on the conversion of the Merger Shares. The Option Shares, when issued pursuant to the applicable ESI Option and in accordance with the terms of this Agreement, will be validly issued and be free and clear of any lien, claim or encumbrance created or suffered by Parent or Newco, excepting only restrictions on transfer described in this Agreement, in the Investor Rights Agreement and in the Escrow Agreement

         4.8 No Material Adverse Change. There has been no material adverse change in the business, properties, net worth or financial condition of Parent since December 31, 1996.

         4.9 Litigation, etc. Except as disclosed in Schedule 4.9, there is no litigation, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent which if successful might result in a material adverse change in the business, properties or financial condition of Parent or which questions the validity or legality of this Agreement or of any action taken or to be taken by Parent in connection with this Agreement.

         4.10 Permits, Patents, Trademarks, and Trade Secrets. Parent has all franchises, permits, licenses and other similar authority necessary for the conduct of its business as now being conducted and as planned to be conducted, and it is not in material default under any of them. Parent owns or possesses or has applied for all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, rights to intellectual property and copyrights necessary to conduct its business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others. Except as disclosed on Schedule 4.10, Parent has not received any notice of infringement upon or conflict with the asserted rights of others.

         4.11 Title to Assets. Except as disclosed in Schedule 4.11 Parent has good and marketable title to its assets, including, without limitation, those reflected in the most recent balance sheet provided pursuant to Section 4.6 (other than those since disposed of in the ordinary course of business), free and clear of all security interests, charges and other encumbrances, except (i) liens for taxes not yet due and payable, and (ii) inchoate landlord's and materialmen and like liens that are not delinquent and are incidental to the conduct of business or the ownership of property and which were not incurred in connection with the borrowing of money or the obtaining of credit and which do not, in the aggregate, materially detract from the value of the assets affected thereby and do not materially impair the use thereof by Parent.

         4.12 Tax Returns and Audits. All required tax returns and extensions of Parent have been prepared with reasonable accuracy and duly and timely filed, and all taxes required to be paid with respect to the periods or transactions covered by such returns have been duly and timely paid in all material respects. Parent is not delinquent in the payment of any tax, assessment or governmental charge, has not had any tax deficiency proposed or assessed against it, and has not executed any waiver still in effect of any statute of limitations on the assessment or collection of any tax. Except as indicated on Schedule 4.12, none of the federal or state income tax returns or state franchise tax returns of Parent has ever been audited by governmental authorities. No examination of any tax return of Parent is currently in progress.

         4.13 No Defaults; Insurance. In all material respects, Parent has performed all obligations required to be performed by it, and is not in material default under, any contract, commitment or instrument, and no event or condition has occurred which, with the giving of notice or passage of time, or both, would constitute such a default. Parent has insurance coverage in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and is adequate for the business being conducted, and the properties owned or leased, by Parent.

         4.14 Information Provided by Parent. The information provided and to be provided by Parent to ESI and its shareholders in connection with the Merger, does not and will not contain any untrue  statement of a material  fact,  or omit to state any  material  fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF NEWCO

         Newco represents and warrants to ESI as follows:

         5.1 Corporate Organization, Good Standing and Capitalization. Newco is a corporation duly organized, existing and in good standing under the laws of the State of Arizona, is qualified to do business in Georgia, has authorized capital stock of 100 shares of common stock, no par value, all of which are issued and outstanding, and owned on the date hereof by Parent.

         5.2 Corporate Authority. Execution, delivery and performance of this Agreement has been approved by the Board of Directors of Newco and no other approvals, consents or filings are required except for the approval of the Shareholders of Newco. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Newco or any agreement or instrument to which Newco is a party or by which it is bound.

         5.3 Liabilities. Newco has no liabilities.

                                   ARTICLE VI
                    CONDUCT OF ESI PENDING THE EFFECTIVE TIME

         ESI agrees that between the date of this  Agreement  and the  Effective
Time:

         6.1 Articles of Incorporation and Bylaws. No change will be made in ESI's articles of incorporation or bylaws.

         6.2 Capitalization, etc. ESI will not make any change in its authorized or issued capital stock, or issue, encumber, purchase or otherwise acquire any of its capital stock except the issuance of shares pursuant to outstanding ESI Options or the redemption of capital stock pursuant to an outstanding agreement. The foregoing redemption agreements are summarized in Schedule 6.2.

         6.3 Shareholders' Meeting. ESI will promptly submit this Agreement to its Shareholders for approval at a meeting called and held in accordance with applicable law, with a favorable recommendation by its Board of Directors or upon unanimous written consent of the

Shareholders. The Shareholders will have unanimously approve or consented to this Agreement.

         6.4 Conduct of Business. Until the Effective Time, ESI shall operate its business in the ordinary course of business and shall preserve intact its assets, corporate organization, goodwill and relationships with employees, customers and suppliers, and shall not make or declare any distributions, dividends, bonuses, extraordinary compensation or other payments to the Shareholders (other than continuation of existing salary arrangements that have been disclosed to Parent) without the prior consent of Parent.

                                   ARTICLE VII
            COVENANTS OF PARENT AND NEWCO PENDING THE EFFECTIVE TIME

         Parent and Newco agree that  between the date hereof and the  Effective
Time:

         7.1 Meeting of Newco Shareholder. Parent will vote all the outstanding shares of common stock of Newco in favor of the Merger of ESI into Newco at a special meeting of Newco to be duly and timely called and held on such date as may be agreed upon by Newco and Parent.

                                  ARTICLE VIII
             COVENANTS OF PARENT AND ESI PENDING THE EFFECTIVE TIME

         8.1 Announcement. The parties shall coordinate all publicity relating to this Agreement and the Merger, and no party shall issue any press release or other public notice relating to this Agreement or the matters contemplated herein without the prior written consent of the other parties, provided that Parent shall have the right to make such disclosures as it deems necessary to comply with applicable securities laws. None of the contents of this Agreement, or the fact of the negotiations between the parties with respect to the Merger, shall be disclosed to any third party (other than professional advisors), except by Parent in connection with due diligence procedures or as required by applicable securities or corporate laws, without the prior written consent of all parties hereto and except by ESI, to its Shareholders and the parties to the Material Contracts, each of whom shall be under the same obligations of confidentiality as apply to ESI under this Agreement. Parent shall provide ESI with a copy of any publicity or filing simultaneously with or prior to its release.

         8.2 Access to Information. During the period commencing on the date hereof and ending on the Closing Date, each party shall, upon reasonable notice, afford to the other party and its respective counsel, accountants and other authorized representatives, full access during normal business hours to the properties, books and records of the other party in order that they may have the opportunity to make such reasonable investigations as they shall desire of the affairs of such other party, and such other party shall cause its officers and employees to furnish such additional financial and operating data and other information as the requesting party shall from time to time reasonably request.

         8.3 Confidentiality. No information disclosed heretofore or hereafter by either party to the other shall be used by such other party otherwise than as contemplated herein, and all such information shall be kept confidential by the other and disclosed only on a "need to know" basis to the other's officers, directors, shareholders, employees, counsel and accountants, and shall not be disclosed except to the extent that: it was known when received and is not subject to a confidentiality undertaking; it is or hereafter becomes lawfully obtainable from other sources and is not subject to a confidentiality undertaking; it is necessary to disclose the information to regulatory authorities or as may otherwise be required by law; or such duty as to confidentiality is waived in writing by the party entitled to claim the benefits of this Section 8.3.

         8.4 No Further Solicitation. Unless and until this Agreement is terminated, neither ESI nor any of its officers shall solicit or engage in any discussions relating to the purchase by any third party of any ESI Common Stock or the assets of ESI nor will Parent engage in any discussions relating to the purchase of the assets or business of a competitor of ESI.

         8.5 Pooling of Interests; Tax-free Reorganization. Parent, Newco and ESI shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent, Newco and ESI shall use its best efforts to cause its respective employees, directors, stockholders and affiliates not to take any action that they have reason to believe would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. None of Parent, Newco or ESI shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of ESI, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling of interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

                                   ARTICLE IX
                  CONDITIONS TO OBLIGATIONS OF PARENT AND NEWCO

         The obligations of Parent and Newco to effect the Merger hereunder are subject to the following conditions:

         9.1 Representations and Warranties True. The representations and warranties of ESI contained herein shall be true in all material respects at and as of the Effective Time with the same effect as though made at and as of such date (except for representations and warranties expressly and specifically relating to a time or times other than the Effective Time, which shall be true and correct in all material respects at and as of the time or times specified); ESI shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time. The representations and warranties of the Shareholders in those certain representations agreements (the "Representation Agreements") dated as of the Closing Date shall be true in all material respects at and as of the Effective Time.

         9.2 Absence of Litigation. There shall be no actual or threatened litigation to restrain or invalidate the Merger or any other transaction contemplated in this Agreement, the defense of which would, in the judgment of the Board of Directors of Parent, made in good faith and based upon the advice of counsel, involve expense or lapse of time that would be materially adverse to the interests of Parent.

         9.3 Requisite Approvals. All requisite consents, authorizations, and regulatory approvals of governmental bodies, and of private persons or entities, necessary or advisable to consummate the transactions contemplated hereby, including, without limitation, the consent of any other party to the transfer to Newco of all the rights of ESI in, to and under any contract, agreement, lease or other instrument and any property or asset, tangible or intangible, have been received.

         9.4 Opinion of ESI's Counsel. Parent shall have received a favorable opinion, dated the Closing Date, of counsel for ESI under the laws of Georgia and under applicable federal law, in form and substance reasonably satisfactory to Parent and its counsel, to the effect that:

                  (a) ESI is a corporation duly incorporated, validly existing and in good standing under the laws of Georgia, and has full corporate power to own its properties and conduct its business as now being conducted;

                  (b) to the knowledge of such counsel, the par value and the number of shares of authorized stock of ESI which are issued and outstanding are as set forth in Section 3.3 of this Agreement, and all of said outstanding shares are duly authorized, fully paid and non-assessable;

                  (c) all ESI Options will, upon the Effective Time, be converted into the right to receive the Option Shares set forth in Schedule 2.1(b) to this Agreement, such that immediately following the Effective Time, no options to purchase ESI Common Stock will be issued and outstanding, and, to counsel's knowledge, there will be no other rights of any kind or nature whatsoever in favor of any person or entity to purchase or acquire capital stock of ESI;

                  (d) the Merger Shares are, and shall be when issued, in full compliance with the blue sky laws of Georgia;

                  (e) all corporate acts required to be taken by or on the part of ESI to approve and adopt this Agreement and to authorize the Merger have been duly and validly taken;

                  (f) all Shareholder acts required to be taken by the Shareholders to approve and adopt this Agreement and to authorize the Merger have been duly and validly taken, and all Shareholders have voted affirmatively to authorize the Merger or consented thereto in writing;

                  (g) this Agreement has been duly executed and delivered by ESI, and is the legal, valid and binding obligation of ESI, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and except that equitable remedies may not be available in connection with the enforcement thereof;

                  (h) said counsel does not know, and has no reason to believe, that any suit, proceeding or investigation is pending or threatened against ESI or any Shareholder which might result in any material adverse change in the financial condition or business of ESI, or which questions the validity of this Agreement or any action taken or to be taken pursuant to or in connection with this Agreement; and

                  (i) the execution and performance of this Agreement will not result in a breach of or constitute a default under any provision of the articles of incorporation or the bylaws of ESI which is binding on ESI or any Shareholder, or, to the knowledge of said counsel, without any independent verification or investigation, under any decree, order or rule of any court of other governmental authority which is binding on ESI or any Shareholder.

         9.5 Employment Agreements. Carden and Wilson shall each have executed and delivered to Parent and Newco, as applicable, employment agreements in the forms attached hereto as Exhibit 9.5.

         9.6  Escrow  Agreement.   Each  Shareholder  shall  have  executed  and
delivered the Escrow Agreement in the form attached hereto as Exhibit 2.5.

         9.7 Investor Rights Agreement. Each Shareholder shall have executed and delivered to Parent the Investor Rights Agreement.

         9.8 Pooling of Interests. Parent shall be reasonably satisfied that the business combination effected by this Agreement will qualify as a pooling of interests.

         9.9 Exercise of Options. All outstanding options for the purchase of ESI Common Stock shall have been converted pursuant to the Merger into a right to receive Option Shares, such that Parent shall acquire 100% of all issued and outstanding ESI Common Stock and that there shall be no other rights of any kind or nature whatsoever in favor of any person or entity to purchase or acquire capital stock of ESI.

                                    ARTICLE X
                        CONDITIONS TO OBLIGATIONS OF ESI

         The obligations of ESI to effect the Merger hereunder are subject to the conditions that:

         10.1 Representations and Warranties True. The representations and warranties of Parent and Newco contained herein shall be true in all material respects at and as of the Effective Time with the same effect as though made at and as of such date (except for representations and warranties expressly and specifically relating to a time or times other than the Closing, which shall be true and correct in all material respects at and as of the time or times specified) Parent and Newco shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

         10.2 Absence of Litigation. There shall be no actual or threatened litigation to restrain or invalidate the Merger or any other transaction contemplated in this Agreement, the defense of which would, in the judgment of the Board of Directors of ESI, made in good faith and based upon the advice of counsel, involve expense or lapse of time that would be materially adverse to the interests of ESI or its Shareholders.

         10.3 Opinion of the Parent's Counsel. ESI shall have received a favorable opinion, dated the Effective Time, of Osborn Maledon, P.A., counsel to Parent, under the laws of Arizona and under applicable federal law, in form and substance satisfactory to ESI and its counsel, to the effect that:

                  (a) Parent is a corporation duly organized and legally existing in good standing under the laws of the State of Delaware;

                  (b) Newco is a corporation duly organized and legally existing in good standing under the laws of the State of Arizona and is qualified to conduct business in Georgia;

                  (c) all corporate acts required to be taken by or on the part of Parent and Newco to approve and adopt this Agreement and to authorize the Merger have been duly and validly taken, including the approval of the Merger by the sole shareholder of Newco;

                  (d) this Agreement, the Escrow Agreement and the Employment Agreements have been duly executed and delivered by Parent and/or by Newco and are the legal, valid and binding agreement of Parent and/or Newco, respectively, enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and except that equitable remedies may not be available in connection with the enforcement thereof;

                  (e) the par value and number of shares of authorized stock of Parent which are issued and outstanding are as set forth in Section 4.1 of this Agreement;

                  (f) the Merger Shares and Option Shares that are to be issued and delivered to the stockholders of ESI upon the consummation of the Merger and upon exercise of the ESI Options after the Effective Time and payment therefore, are validly authorized and, when so issued, will be validly issued, fully paid, and nonassessable;

                  (g) said counsel does not know, and has no reason to believe, that any suit, proceeding or investigation is pending or threatened against Parent or Newco which might result in any material adverse change in the financial condition or business of Parent or Newco, or which questions the validity of this Agreement or any action taken or to be taken pursuant to or in connection with this Agreement; and

                  (h) neither the execution and delivery of this Agreement, nor any performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, Parent's certificate of incorporation or bylaws, Newco's articles of incorporation or bylaws, or any agreement, instrument, judgment, decree, regulation or other restriction, of which such counsel has knowledge and to which Parent or Newco is a party or by which either or their properties are bound.

         10.4 Employment Agreements. Parent shall each have executed and delivered to Carlton Carden and Jerry Wilson, employment agreements in the forms attached hereto as Exhibit 9.5.

         10.5 Escrow Agreement. Parent and Newco shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit 2.5.

         10.6 Requisite Approval. All requisite consents, authorizations, and regulatory approvals of governmental bodies, and of private persons or entities, necessary or advisable to consummate the transactions contemplated hereby, including, without limitation, the consent of any other party to the Merger under any contract, agreement, lease or other instrument and any property or asset, tangible or intangible, of Newco or Parent.

                                   ARTICLE XI
                                   TERMINATION

         11.1 Circumstances of Termination. This Agreement may be terminated (notwithstanding approval by the shareholders of any party hereto):

                  (a) By the mutual consent in writing of the Boards of Directors of ESI and Parent.

                  (b) By the Board of Directors of ESI if any condition provided in Article X hereof has not been satisfied or waived on or before March 15, 1997.

                  (c) By the Board of Directors of Parent if any condition provided in Article IX hereof has not been satisfied or waived on or before March 15, 1997.

                  (d) By the Board of Directors of either ESI or Parent if the Effective Time has not occurred by March 30, 1997.

         11.2 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 11.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors and shareholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder.

                                   ARTICLE XII
                             MERGER PRICE ADJUSTMENT

         12.1 Scope of Adjustment. The parties agree that the Merger Consideration payable to the Shareholders and Option Holders in respect of the Merger has been determined based upon the assumption that the representations and warranties set forth in Article III of this Agreement are true and complete. To the extent that such representations and warranties are not true and complete, the parties intend that the Merger Consideration payable to the Shareholders and the Option Shares to be issued to the Option Holders be reduced as provided herein. Accordingly, subject to the conditions set out in Section
12.2 of this Agreement, the parties agree that the Initial Exchange Ratio (as hereinafter defined) and the Merger Consideration be subject to an adjustment, to the extent of all reasonable out-of-pocket and direct losses actually incurred ("Losses") arising out of the material breach of any representation or warranty set forth in Article III of this Agreement ("Claims"). The adjustment shall be made as provided in this Article XII.

         12.2 Conditions to Adjustment. The amount of Escrow Property (as defined in the Escrow Agreement) deliverable to Shareholders and Option Holders under the Escrow shall be reduced in respect of all Losses (subject to Section 12.6(g)) only if Newco or Parent shall have given notice of the Claim in writing ("Claim Notice") to the Escrow Holder, the Shareholders and the Option Holders promptly after learning of the Claim on which the Loss is based. Each Claim Notice shall include a brief description of the nature of the Claim, the identity of the party by whom it is being asserted, and an estimate of the amount of loss (the "Estimated Loss") which may be sustained by Newco or Parent by reason of such breach. Newco and Parent shall from time to time prior to the final determination of any Claim and the amount of the Loss amend each such Claim Notice to reflect any change in its estimate of the Estimated Loss as thereto referred to in that Claim Notice. Newco or Parent shall deliver to the Shareholders and the Option Holders copies of all pleadings and amended pleadings filed in connection with any such Claim and will provide the Shareholder, the Option Holders and their counsel with such further information concerning the proceedings relating to such Claim and related Loss as the Shareholders, the Option Holders or such counsel may reasonably request. Newco and Parent will use all reasonable efforts to minimize the amount of any Loss. If different from Newco's regular counsel, counsel retained by Newco in the defense of any Claim shall be subject to the reasonable approval of the Shareholders' Representative appointed by the Shareholders. All Claim Notices must be given to the Shareholders and Option Holders on or prior to the first anniversary of the Effective Time. No adjustment shall be made with respect to any Claim Notice given thereafter. "Shareholders' Representative" shall mean Carlton Carden, unless a successor is appointed by a majority in interest of the Shareholders and notice is given to all parties to this Agreement.

         12.3 Federal Income Tax Claims. If a Loss is based on federal income taxes arising from an adjustment for any taxable year of ESI ending on or before the Effective Time that will result in a federal income tax benefit in one or subsequent taxable years of ESI or Parent or its successor (on a consolidated basis), the amount of the Loss arising from such Claim shall be (1) reduced by the amount of such tax benefits (computed on the basis of an assumed tax rate of the maximum federal corporate tax rate than applicable) and (2) increased by an amount equal to the present value (at the time of payment of such Claim) calculated using an assumed interest rate of 8% of the interest that would accrue (at the rate of 8 percent per annum, compounded annually) on the amount of the reduction under (1) above, between the time of payment of such Claim and the time when the related tax benefit will be realized; provided, however, that the propriety and amount of any such adjustment in the amount of such Loss shall be determined by Parent's regularly engaged independent certified public accountants, whose determination shall be binding and final and whose fees for making such determination shall be paid by Newco. Similar adjustment shall be made with respect to state and local income taxes.

         12.4 Third Party Actions. In the event that Newco or Parent timely gives notice of a Claim regarding any third party action or claim, Newco and Parent shall have a right to compromise or defend any such matter involving such asserted liability, through counsel of its own choosing who shall be subject to the approval of the Shareholders' Representative, which approval will not be unreasonably withheld. The Shareholders' Representative shall have access to all relevant information and at the expense of the Shareholders be entitled to participate in the defense thereof. In the event of any proposed settlement, Newco or Parent shall give the Shareholders' Representative at least fifteen
(15) days prior written notice thereof. The Shareholders' Representative shall have the right to assume the defense of the Claim at any time upon reasonable notice, and all amounts payable upon the final resolution of the Claim, and all expenses in connection with such defense, shall be the sole expense of the Shareholders. Should the Shareholders' Representative elect not to approve any proposed settlement, the Shareholders shall defend any such Claim and pay all amounts payable upon the final resolution of the Claims, and all expenses in connection with such defense. Any settlement so approved shall be binding on the Shareholders and the Option Holders.

         12.5 Final Claim and Loss. The Shareholders' Representative shall, within thirty (30) days after receipt of each Claim ("Claim Date") give notice to Parent either that the Shareholders and Option Holders accept the Claim and/or the amount of the stated Loss (if the Loss is stated in the Claim to be the final Loss and not subject to adjustment) or objects to the Claim or the amount of the Loss. If no written notice is given within said thirty (30) day period, it shall be conclusively presumed that the Claim and/or Loss, as the case may be, has been accepted. If the Shareholders' Representative timely objects to the Claim and/or Loss, as the case may be, the matter shall be resolved as set forth in Section 14.5.

         12.6 Adjustment.

                  (a) In the event of any Loss for which a price adjustment is applicable under this Article XII, the Exchange Ratio (as hereinafter defined) shall be adjusted and the number of Merger Shares shall be reduced and the number of shares to be issued upon the exercise of each ESI Option is to be reduced as herein set forth. For each share of ESI Common Stock owned or subject to an ESI Option immediately prior to the Merger, pursuant to the terms of this Agreement each Shareholder (or Option Holder, upon proper exercise of options to purchase Option Shares) is entitled to receive .095369233 ("Initial Exchange Ratio") of a share of Parent Common Stock (equivalent of 10.48556194 shares of ESI Common Stock for 1 share of Parent Common Stock).

                  (b) The Initial Exchange Ratio shall be adjusted to reflect all Losses, if any, for which Newco or Parent is entitled to an adjustment in the Merger Consideration as provided in this Article XII. Upon the final resolution of all Claims and the final determination of all Losses, the Adjusted Exchange Ratio shall be determined as follows;

525,000 less (Aggregate Losses / Per Share Value of Parent Common Stock)
------------------------------------------------------------------------
5,504,920                                                            =  Adjusted
                                                                  Exchange Ratio

                  (c) The definitive number of shares of Parent Common Stock each Shareholder and Option Holder is entitled to receive pursuant to the Merger shall be calculated using the Adjusted Exchange Ratio times the number of shares of ESI Common Stock owned of record at the Effective Time or being acquired pursuant to the exercise of an ESI Option. No further adjustments will be made with respect to the number of Parent Common Stock each Shareholder or Option Holder is or will be entitled to receive. Each Shareholder shall receive such number of Escrowed Merger Shares from the Escrow equal to the difference between
(i) the product of the Adjusted Exchange Ratio times the number of shares of ESI Common Stock owned immediately prior to the Effective Time less (ii) the number of shares of Parent Common Stock delivered to the Shareholder pursuant to Sections 2.1 and 2.5. All Escrow Merger Shares in excess of those that are to be delivered to the Shareholders shall be returned to Parent for cancellation.

                  (d) The Adjusted Exchange Ratio shall be determined promptly after all Claims and the amounts of all Losses have been agreed upon by the Parent and Shareholders' Representative or resolved as herein provided. Notwithstanding the foregoing, the determination shall be made, if earlier, upon the occurrence of an event as set forth in Section 2.5.

                  (e) The value of the Parent Common Stock shall be the average of the highest and lowest sale prices at which a share of Parent Common Stock was traded over the counter on Nasdaq or on the Nasdaq National Market System, if applicable, during the five (5) trading days immediately prior to the Effective Time.

                  (f) Such number of shares of Parent Common Stock and the Initial and Adjusted Exchange Ratios shall be appropriately adjusted to reflect each stock split, stock dividend, or other reclassification or recapitalization of Parent and its successor.

                  (g) In determining the aggregate Losses for determining whether and the extent of any adjustment to be made to the Merger Consideration, only the portion of the Losses aggregating over $25,000 shall be considered.

                  (h) Option Holders, upon the exercise of an ESI Option after the Effective Time, in whole or part, shall be entitled to receive, in lieu of such number of shares of ESI Common Stock for which the ESI Option is exercised, such number of shares of Parent Common Stock equal to the product of (i) the number of ESI Common Stock for which the ESI Option is exercised times (ii) the Initial Exchange Ratio, subject to adjustment as herein provided. If the ESI Option is exercised prior to the determination of the Adjusted Exchange Ratio, 10% of the shares of Parent Common Stock to be delivered to the Option Holder shall be held in Escrow pending the determination of the Adjusted Exchange
Ratio.  Upon such  determination  the  difference  between  the number of Parent
Common Stock that an Option Holder would have received using the Initial Exchange Ratio and the Adjusted Exchange Ratio, shall be delivered to the Parent and the balance of the Parent Common Stock held in Escrow shall be delivered to such former Option Holder.

                                  ARTICLE XIII
                             LIMITATION OF LIABILITY

         13.1 Limitation of Liability. Parent and Newco hereby agree that the adjustment to the Merger Consideration for breaches of Article III shall be limited to an adjustment to the Initial Conversion Ratio to an Adjusted Conversion Ratio which is not greater than 10% less than the Initial Conversion Ratio, and no other property of the Shareholders or Option Holders shall be liable therefor, provided that such limitation shall not apply to claims against a Shareholder based upon the intentional fraud of such Shareholder.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

         14.1 Further Assurances. From time to time as and when requested by Newco or its successors or assigns, the officers and directors of ESI last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such other actions as shall be necessary to vest or perfect in or to confirm of record or otherwise Newco's title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ESI, and otherwise to carry out the purposes of this Agreement.

         14.2 Survival of Representations and Warranties. All representations and warranties contained in this Agreement (and in any certificate or other instrument delivered by or on behalf of any party pursuant hereto), are true in all material respects on and as of the date so made, and will survive the Effective Time regardless of any investigation made by or on behalf of any party.

         14.3 Notices. Any notice to any party under this Agreement shall be in writing, shall be effective on the earlier of (i) the date when received by such party (including fax receipt), or (ii) the date which is three days after mailing (postage prepaid) by certified or registered mail, return receipt requested, to the address of such party set forth herein, or to such other address as shall have previously been specified in writing by such party to all parties hereto:

To Parent and Newco:                National Health Enhancement Systems, Inc.
                                    3200 North Central Avenue, Suite 1750
                                    Phoenix, Arizona   85012
                                    Fax: (602) 274-6158
                                    Attn: Chief Financial Officer

With a copy to:                     Osborn Maledon, P.A.
                                    2929 North Central Avenue, Suite 2100
                                    Phoenix, Arizona   85012
                                    Fax: (602) 235-9444
                                    Attn: Thomas H. Curzon

To ESI (prior to the                Expert Systems, Inc.
Effective Time):                    1301 Hightower Trail, Suite 201
                                    Atlanta, GA 30350
                                    Fax: (770) 587-5547
                                    Attn: Carlton Carden, President

With a copy to:                     Glass, McCullough, Sherrill & Harrold, LLP
                                    1409 Peachtree Street, N.E.
                                    Atlanta, Georgia  30309
                                    Fax: (404) 885-6779
                                    Attention:  Ugo F. Ippolito

To the Shareholders (After:         At the addresses set forth in the
    the Effective Time)             Representation Agreement of even date

With a copy to:                     Glass, McCullough, Sherrill & Harrold, LLP
                                    1409 Peachtree Street, N.E.
                                    Atlanta, Georgia  30309
                                    Fax:  404/885-6779
                                    Attention:  Ugo F. Ippolito


         14.4 Severability. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

         14.5 Dispute Resolution. The parties hereto deem it to be in their respective best interests to settle any dispute as expeditiously and economically as possible. Therefore, the parties expressly agree to submit any dispute between them arising out of or relating to this Agreement, the Investor Rights Agreement and the Escrow Agreement ("Dispute") to mediation and, if necessary, arbitration, as set forth below, including the amount of any adjustment to the Initial Exchange Ratio. The parties hereto thus expressly waive any rights they may have to trial by jury with respect to such dispute. The dispute resolution proceedings shall be conducted in Dallas, Texas, in the English language. The parties agree to use the following procedure in good faith to resolve any Dispute:

                  (a) A meeting shall be held among the parties within ten (10) days after any party gives written notice of the Dispute to each other party (the "Dispute Notice") attended by a representative of each party having decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

                  (b) If, within thirty (30) days after the Dispute Notice, the parties have not succeeded in negotiating a written resolution of the Dispute, upon written request by any party to each other party all parties will promptly negotiate in good faith to jointly appoint a mutually acceptable neutral person not affiliated with any of the parties (the "Neutral"). If all parties so agree in writing, a panel of two or more individuals (such panel also being referred to as the Neutral") may be selected by the parties. The parties shall seek assistance in such regard from the American Arbitration Association (the "AAA") or the Center for Public Resources if they have been unable to agree upon such appointment within forty (40) days after the Dispute Notice. The fees and costs of the Neutral and of any such assistance shall be shared equally amount the parties.

                  (c) In consultation with the Neutral, the parties will negotiate in good faith to select or devise a nonbinding alternative dispute resolution procedure ("Mediation") by which they will attempt to resolve the Dispute, and a time and place for the Mediation to be held, with the Neutral (at the written request of any party to each other party) making the decision as to the procedure if the parties have been unable to agree on any of such matters in writing within ten (10) days after selection of the Neutral.

                  (d) The parties agree to participate in good faith in the Mediation to its conclusion; provided, however, that no party shall be obligated to continue to participate in the Mediation if the parties have not resolved the Dispute in writing within one hundred twenty (120) days after the Dispute Notice and any party shall have terminated the Mediation by delivery of written notice of termination to each other party following expiration of said 120-day period. Following any such termination notice after selection of the Neutral, and if any party so requests in writing to the Neutral (with a copy to each other party), then the Neutral shall make a recommended resolution of the Dispute in writing to each party, which recommendation shall not be binding upon the parties; provided, however, that the parties shall give good faith consideration to the settlement of the Dispute on the basis of such recommendation, and if the parties are unable to resolve the Dispute on the basis of such recommendation, then at the election of either party the Dispute shall be submitted to binding arbitration as provided below. In the event of binding arbitration, the party seeking further resolution shall pay the reasonable attorneys' fees, costs and other expenses (including expert witness fees) of the other party incurred in connection with the pursuit of (and defense against) such arbitration, if the result thereof is less favorable to the party pursuing the arbitration than the recommendation of the Neutral.

                  (e) Notwithstanding anything herein to the contrary, nothing in this Section shall preclude any party from seeking interim or provisional relief, in the form of a temporary restraining order, preliminary injunction or other interim equitable relief concerning the Dispute, either prior to or during the Mediation if necessary to protect the interests of such party, or to obtain specific performance of obligations under this Agreement, the Escrow Agreement or the Investor Rights Agreement. Further, this Section shall be specifically enforceable.

                  (f) Subject to the foregoing, a party may seek arbitration of an unresolved Dispute in Dallas, Texas, in accordance with the Rules of the AAA governing commercial transactions. The arbitration tribunal shall consist of three (3) arbitrators if the Dispute is for more than $250,000 and one (1) neutral arbitrator if it is for $250,000 or less. If three arbitrators are to be appointed, the party initiating arbitration shall nominate one arbitrator (who shall be knowledgeable in the industry but not be affiliated with such party) in the request for arbitration and the other party shall nominate a second arbitrator (who shall be knowledgeable in the industry but not be affiliated with such party) in the answer thereto. The two arbitrators so named will then jointly appoint the third arbitrator (who shall be knowledgeable in the industry but shall not be affiliated with either party) as chairman of the arbitration tribunal. If either party fails to nominate its arbitrator, or if the arbitrators named by the parties fail to agree on the person to be named as chairman (or to mutually select a single arbitrator is the amount is for $250,000 or less) within sixty (60) days, the office of the AAA in Dallas, Texas shall make the necessary appointments of an arbitrator or the chairman of the arbitration tribunal. The award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and an order of enforcement.

                  (g) At the reasonable request of either party, the mediator or arbitration tribunal shall adopt rules and procedures designed to expedite the dispute resolution process.

         14.6 Reliance on Advisors. Each party hereto has independently reviewed the terms and conditions of this Agreement with its own advisors, and acknowledges that it is not relying upon any other party hereto with respect to the interpretation of this Agreement and the legal and regulatory (including tax and securities laws) treatment of the transactions contemplated by this Agreement.

         14.7 Definition. The term "ESI Management" shall mean Carlton Carden, Jerry Wilson and Art Bottoms.

         14.8 Registration Statement on Form S-8. Promptly after the first anniversary of the Effective Time, Parent shall file a registration statement on Form S-8 covering shares of Parent Common Stock to be issued to the Option Holders.

         14.9 Counterparts. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

         14.10 Waiver. Failure of any party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach.

         14.11 Integration Clause; No Oral Modification. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and all agreements entered into prior hereto are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein, or in other contemporaneous written agreements executed by the parties. This Agreement may not be changed, modified or rescinded except in writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

         14.12 Captions. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing this Agreement.

         14.13 Governing Law. This Agreement shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the laws of the State of Arizona.

         14.14 Interpretations. To the extent permitted by the context in which used, (i) words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa, and (ii) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, corporations, general partnerships, limited partnerships, trusts and all other entities.

         14.15 Specific Performance. In addition to such other remedies as may be available under applicable law, the parties acknowledge that the remedies of specific performance and/or injunctive relief shall be available and proper in the event any party fails or refuses to perform its duties hereunder.

         14.16 Schedules; Exhibits. Any Schedules or Exhibits attached hereto shall be deemed to have been incorporated herein by this reference, with the same force and effect as if fully set forth in the body hereof.

         14.17 Transaction Expenses. ESI shall bear the Shareholders' and ESI's legal, accounting and other expenses in connection with the transactions contemplated hereby, and Parent shall bear its and Newco's legal, accounting and other expenses in connection with the transactions contemplated hereby. ESI represents that there are no amounts payable by ESI to any other advisor or any broker or finder in connection with such transactions. Parent represents that there are no other amounts payable by Parent or Newco to any advisor, broker or finder in connection with such transactions (other than those of John Taylor and Associates) and that all such fees shall be paid by Parent.

         14.18 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors in interest and assigns, but in no event shall any party be relieved of its obligations hereunder without the express written consent of each other party.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first set forth above.


NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.


By_______________________________________
     Name:
     Its:



ESI ACQUISITION CORPORATION


By_______________________________________
     Name:
     Its:



EXPERT SYSTEMS, INC.


By_______________________________________
     Name:
     Its:
                                       35